Exhibit 24.6


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Fourth Financial Corporation 1993 Incentive Stock Option Plan of our report dated January 23, 1992, with respect to the consolidated financial statements of United Bank of Kansas, Inc. and Subsidiary (not presented herein) included in the Annual Report on Form 10-K for Fourth Financial Corporation for the year ended December 31, 1993.



                              /s/ Grant Thornton
                              GRANT THORNTON



Wichita, Kansas
May 25, 1994